Exhibit 99.1

PRESS RELEASE

First Community Bancorp (NASDAQ: FCBP)	First American Bank (OTCBB: FTAB)

Contact: Matthew P. Wagner President and Chief Executive Officer 120 Wilshire Boulevard Santa Monica, California 90401 Phone: (310) 458-1521 x271	Contact: Larry Frampton Chairman and Chief Executive Officer 8941 East Valley Blvd. Rosemead, California 91770 Phone: (626) 287-6100

FOR IMMEDIATE RELEASE	APRIL 28, 2005

FIRST COMMUNITY BANCORP SIGNS DEFINITIVE AGREEMENT TO ACQUIRE FIRST AMERICAN BANK OF ROSEMEAD, CA

— First American Acquisition Adds $245 Million in Assets and Four Branches for First Community in Los Angeles County —

Rancho Santa Fe, California . . . First Community Bancorp (Nasdaq: FCBP) today announced the signing of a definitive agreement and plan of merger to acquire all of the outstanding common stock and options of First American Bank (OTCBB: FTAB) for $62.3 million in cash or approximately $24.95 per share after all outstanding stock options are cashed-out.  First American, which is located in Rosemead, California, had $244.8 million in assets at March 31, 2005.

The transaction is subject to customary conditions, including the approval of First American’s shareholders and bank regulatory authorities, and is expected to close in the third quarter of 2005.  Immediately following the completion of the acquisition, it is anticipated that First American will be merged into Pacific Western National Bank, a Los Angeles-based wholly owned subsidiary of First Community.

Matt Wagner, President and Chief Executive Officer of First Community Bancorp commented, “First American is a very well-run bank that will strengthen First Community and Pacific Western’s footprint in Los Angeles County.  Like First Community, First American has benefited from conservative credit underwriting, and its relatively low loan-to-deposit ratio will add liquidity to Pacific Western.   We look forward to continuing the tradition of service First American’s customers have come to expect, and delivering an even greater array of products to meet its customers’ business banking and personal banking needs.”

First American Bank Chairman and Chief Executive Officer Larry Frampton added, “This is a great transaction for First American, its shareholders, business clients and employees.  Merging with the First Community organization will give both our customers and employees the benefits of a larger, service-oriented organization.  We thank our shareholders for their support over the last two decades and are pleased we were able to reach this agreement.”

As of March 31, 2005, on a pro forma consolidated basis with First American, First Community would have approximately $3.1 billion in assets with 39 branches throughout Southern California, while Pacific Western would have approximately $1.8 billion in assets and 26 branches.

ABOUT FIRST COMMUNITY BANCORP

First Community Bancorp is a bank holding company with $2.8 billion in assets as of March 31, 2005, and two wholly-owned banking subsidiaries, Pacific Western National Bank and First National Bank. Through its banks’ 35 full-service community banking branches, First Community provides commercial banking services, including real estate, construction and commercial loans, to small and medium-sized businesses. Pacific Western National Bank has 22 branches throughout Los Angeles, Orange, Riverside and San Bernardino Counties, and First National Bank has 13 branches across San Diego County. Through its subsidiary FC Financial, First National Bank provides working capital financing to growing companies located throughout the Southwest, primarily in the states of Arizona, California and Texas. Additional information regarding First Community Bancorp is available on the Internet at www.firstcommunitybancorp.com. Information regarding Pacific Western National Bank and First National Bank is also available on the Internet at www.pacificwesternbank.com and www.banksandiego.com, respectively.

ABOUT FIRST AMERICAN BANK

First American Bank serves medium-to-small sized businesses and professionals through locations in Rosemead, San Fernando, South Pasadena and downtown Los Angeles.  With approximately 700 shareholders and 700 loyal business principals as clients, the Bank grew from approximately $100 million in assets at January 1, 1998 to $245 million at March 31, 2005.  More information is available at www.firstamerbank.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about First Community, First American  and the combined company after completion of the acquisition that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical fact are forward-looking statements.  Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of First Community and First American.  First Community and First American caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements.  Risks and uncertainties include, but are not limited to: the possibility that personnel changes will not proceed as planned; planned acquisitions and relative cost savings cannot be realized or realized within the expected time frame; revenues are lower than expected; competitive pressure among depository institutions increases significantly; the integration of acquired businesses costs more, takes longer or is less successful than expected; the cost of additional capital is more than expected; a change in the interest rate environment reduces interest margins; general economic conditions, either nationally or in the market areas in which First Community and First American do business, are less favorable than expected; legislative or regulatory requirements or changes adversely affect First Community’s or First American’s respective businesses; changes in the securities markets; First Community’s ability to consummate the acquisition of First American, to achieve expected synergies and operating efficiencies within expected time-frames or at all or to successfully integrate First American’s operations; regulatory approvals for the acquisition cannot be obtained on the terms expected or on the anticipated schedule; and other risks that are described in First Community’s public filings with the U.S. Securities and Exchange Commission (the “SEC”) and First American’s public filings with the Board of Governors of the Federal Reserve System (the “FRB”).  If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, First Community’s or First American’s results could differ materially from those expressed in, implied or projected by, such forward-looking statements.  First Community and First American assume no obligation to update such forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Investors and security holders are urged to carefully review and consider First Community’s public filings with the SEC and First American’s public filings with the FRB, including but not limited to their Annual Reports on Form 10-K for the year ended December 31, 2004 and Quarterly Reports on Form 10-Q for the reporting periods of 2005.  The documents filed by First Community with the SEC may be obtained free of charge at First Community’s website at  www.firstcommunitybancorp.com or at the SEC’s website at www.sec.gov.  These documents may also be obtained free of charge from First Community by requesting them in writing to First Community Bancorp c/o Pacific Western National Bank, 275 North Brea Boulevard, Brea, CA 92821; Attention: Investor Relations, or by  telephone at (714) 671-6800.  The documents filed by First American with the FRB may be obtained free of charge at the FRB’s public reading room located at Room M-P-500, Martin Building, 20th & C Streets, N.W., Washington, D.C..  These documents may also be obtained free of charge from First American by requesting them in writing from the Secretary of First American at First American Bank, 8941 East Valley Blvd., Rosemead, CA  91770, or by telephone at (626) 287-6100.

This press release may be deemed to be solicitation material in respect of the proposed acquisition of First American Bank.  In connection with the proposed transaction, a proxy statement will be filed with the FRB.  SHAREHOLDERS OF FIRST AMERICAN ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE FRB BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  The final proxy statement will be mailed to shareholders of First American.  Investors and security holders will be able to obtain these documents free of charge at the FRB’s public reading room located at Room M-P-500, Martin Building, 20th & C Streets, N.W., Washington, D.C. or from First American by requesting them in writing from the Secretary of First American at First American Bank, 8941 East Valley Blvd., Rosemead, CA  91770, or by telephone at (626) 287-6100.

PARTICIPANTS IN SOLICITATION

First American and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition.  Information about the directors and executive officers of First American and their ownership of First American stock is set forth in the proxy statement for First American’s 2005 annual meeting of shareholders filed with the FRB.  Investors may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.